Exhibit 99.2

The Directors

BSQUARE CORPORATION (the “Company”)

Ladies and Gentlemen:

I hereby resign as a member of the Company’s board of directors and any committees thereof (and from any position I may have with the Company or any of its subsidiaries), effective immediately following the Company’s annual meeting of shareholders on June 10, 2021.

My resignation is not due to any disagreement or dispute with the Company on any matter.

By:	/s/ Andrew S. G. Harries
Andrew S. G. Harries

Dated:         May 11, 2021